Exhibit 99.1

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Telephone: (877) 898-8038 (212) 791-2911 Fax: 212-791-2917

MEDIA CONTACT:   Paul Hendley, Berry & Co.: 212-253-8881
INVESTOR RELATIONS CONTACT: Sean Collins, CCG – 310-477-9800, ext. 202

DAVID FLEET JOINS IMMTECH BOARD OF DIRECTORS

New York, NY, August 28, 2007 - Immtech Pharmaceuticals, Inc. (AMEX:IMM) is pleased to announce that David Fleet has joined the Company’s Board of Directors.  Mr. Fleet has over 35 years of experience in the international pharmaceutical industry with proven success in business development, sales and marketing, manufacturing and technical roles in the U.S., Japan, Europe, and the Middle East.  He has consulted for King Pharmaceuticals, Inc., Aspen Pharmacare Ltd., Living Cell Technologies Ltd., and Trigen AG.  Mr. Fleet has also consulted for Vestar Capital Partners, MPM Capital, Bear Stearns, and Warburg Pincus, and he is a Non-Executive Director of OnMedica Group Ltd., a leading European physician internet website.

Mr. Fleet stated, “I am impressed by Immtech’s achievements and excited by the Company’s growth opportunities.  I look forward to working closely with the Immtech team to enhance shareholders’ value.”

From 1997 to 2002 Mr. Fleet was SVP of Global Business Development for Innovex Ltd. - Quintiles Transnational. In that role he was responsible for global business development across all services and led more than 10 global account teams for major pharmaceutical customers.  From 1993 to 1996 he was a founding shareholder of Innovex, responsible for global business development and establishment of principal subsidiaries in Germany, the U.S., and Japan.  Mr. Fleet also spent 10 years at Schering-Plough, where he was responsible for various operations, including development and growth of the ethical and OTC products business as Area Director for Middle East and Africa.  He was also manager of Schering-Plough’s third largest pharmaceutical plant in Europe with responsibility for manufacturing operations for a full range of pharmaceutical products.

Mr. Fleet began his career at Ward Blenkinsop & Co., Ltd., a division of Boehringer Ingelheim, and was also with Major & Company Manufacturing, where he had managerial responsibilities over multiple pharmaceutical plants with large local and expatriate staff in West Africa. In addition to Mr. Fleet’s global business development and management skills, he has extensive experience in negotiating with government agencies including the Department of Health from the United Kingdom, and European, Middle East and African Ministries of Health.

Eric L. Sorkin, Immtech’s Chairman and Chief Executive Officer, stated, “We are delighted to have David join the Immtech Board.  His track record and extensive knowledge of the pharmaceutical industry make him an ideal addition to our team.”

About Immtech Pharmaceuticals, Inc.

Immtech Pharmaceuticals, Inc. is focused on developing and commercializing drugs to treat infectious diseases. Immtech has advanced clinical programs that include new treatments for Pneumocystis pneumonia (PCP), malaria, and trypanosomiasis (African sleeping sickness), and a well defined, expanding library of compounds targeting Hepatitis C, fungal infections, and bacterial infections.  Immtech holds exclusive worldwide licenses to certain patents, patent applications and technology for products derived from a proprietary pharmaceutical platform. For additional information, please go to http://www.immtechpharma.com.

“Safe Harbor” Statement under the Private Securities Reform Act of 1995: Statements in this press release regarding Immtech Pharmaceuticals, Inc.’s business, including the future prospects for PCP, which are not historical facts are “forward- looking statements” that involve risks and uncertainties.  Actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Immtech’s annual report on Form 10-K for the year ended March 31, 2007 and in its other SEC filings and include: (i) Immtech’s ability to develop commercially viable products; (ii) Immtech’s ability to achieve profitability; (iii) Immtech’s ability to retain key personnel; (iv) the ability of Immtech’s scientists and collaborators to discover new compounds; (v) the availability of additional research grants; (vi) Immtech’s ability to obtain regulatory approval of its drug candidate, including PCP; (vii) the success of Immtech’s clinical trials; (viii) dependence upon and contractual relationship with partners; (ix) Immtech’s ability to manufacture or to have a third party manufacture its drug candidate at a reasonable cost; (x) Immtech’s ability to protect its intellectual property; (xi) competition and alternative technologies; (xii) Immtech’s ability to obtain reimbursement from third party payers for any product it commercializes; and (xiii) potential exposure to significant product liability.

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